Exhibit 10.18
THIRD AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS    THIRD    AMENDMENT    TO    AMENDED    AND    RESTATED    EMPLOYMENT
AGREEMENT (this “Amendment”) is made and entered into as of March 14, 2023, by and among ROBERT A. CAFERA, JR., an individual resident of the State of Kentucky (“Executive”), FIRSTSUN CAPITAL BANCORP, a Delaware corporation (“Bancorp”), and SUNFLOWER BANK, N.A., a national banking association (the “Bank” and, together with Bancorp, “Employer”). Executive and Employer are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, Executive entered into that certain Amended and Restated Employment Agreement, made and entered into as of June 19, 2017, by and between Executive and Employer, as amended on February 21, 2019 and again on March 24, 2022 (the “Employment Agreement”), pursuant to which Executive is entitled to accelerated vesting of options and other incentive compensation and equity-based awards (including phantom equity) upon certain qualifying terminations of Executive’s employment; and

WHEREAS, Bancorp has in recent years restructured the awards granted under its FirstSun Capital Bancorp Long-Term Incentive Plan (the “LTIP”) to permit issuance of Bancorp common shares as a payout, in which case such shares would be issued pursuant to an equity incentive plan of Bancorp; and

WHEREAS, Executive and Employer wish to make clear that any such Bancorp common shares issued to Executive in payout of his LTIP awards shall be entitled to accelerated vesting under his Employment Agreement in the same manner as other equity-based awards.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employment Agreement and Outstanding LTIP Awards are hereby amended as follows:

Amendment to Section 13(e)(iv)(B) of Employment Agreement

1.Subparagraph B under the Section titled “Termination” is hereby amended by replacing the first sentence in its entirety with the following:

“(B) any unvested portion of the outstanding options or other incentive compensation or equity-based awards (including but not limited to phantom equity, or cash or stock payouts under the FirstSun Capital Bancorp Long-Term Incentive Plan (the “LTIP Plan”)) in Employer or its Affiliates shall immediately become fully (100%) vested as of the date of such termination, and the Initial Option Grant shall be treated pursuant to paragraph C of the section titled “Initial Option Grant” of Exhibit A hereto. Awards issued pursuant to the LTIP Plan (or any successor thereto) shall vest at such Award Value or at such number of Performance Share Units (as applicable) as is determined by the Committee (or its delegate), in its sole and good faith discretion, based on the level of achievement of any Bank Performance Measures (as defined in the LTIP Plan) as of the date of such termination and subject to adjustments to such Bank Performance Measures as the Committee (or its delegate) determines are necessary to carry out their original intent and in a manner that does not materially adversely affect Executive.”

Amendment to Outstanding LTIP Awards.

2.This Amendment shall also serve as an amendment to all outstanding award agreement(s) (whether cash or equity) granted to Executive pursuant to the LTIP (the “Outstanding LTIP Awards”). For the sake of clarity, all Outstanding LTIP Awards are hereby amended to provide for full (100%) vesting upon a Termination Without Cause or a Termination For Good Reason (as defined in the Employment Agreement).

Miscellaneous

3.No Other Amendments. Except as expressly modified or amended hereby, the Employment Agreement and Outstanding LTIP Awards are and shall remain in full force and effect. Executive acknowledges that Employer is in full compliance with its obligations under the Employment Agreement and that no amendments to the Employment Agreement or Outstanding LTIP Awards as a result of this Amendment shall be deemed to constitute “Good Reason” under the Employment Agreement.

4.Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado, without regard to conflicts of laws principles.

5.Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Amendment may be by actual, electronic, or facsimile signature.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first set forth above, but on the actual dates specified below.

EXECUTIVE:
/s/ Robert A. Cafera, Jr.

Robert A. Cafera, Jr.

Date: March 14, 2023

EMPLOYER:

FirstSun Capital Bancorp

Signature: /s/ Laura J. Frazier

Printed Name: Laura J. Frazier

Title: EVP, Chief Administrative Officer

Date: March 14, 2023

Sunflower Bank, N.A.

Signature: /s/ Laura J. Frazier

Printed Name: Laura J. Frazier

Title: EVP, Chief Administrative Officer

Date: March 14, 2023

Signature Page to Third Amendment to Amended and Restated Employment Agreement